Exhibit 99.1

Booking Holdings Reports Financial Results for 4th Quarter and Full-Year 2021

NORWALK, CT – February 23, 2022. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 4th quarter and full-year 2021 financial results. Fourth quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $19.0 billion, an increase of 160% from the prior year quarter. Room nights booked in the 4th quarter increased 100% from the prior year quarter. The Company's results for the three and twelve months ended December 31, 2021 and 2020 have been materially and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government restrictions.
Booking Holdings' total revenues for the 4th quarter of 2021 were $3.0 billion, an increase of 141% from the prior year quarter. The Company reported net income in the 4th quarter of 2021 of $618 million, compared with net loss of $165 million in the 4th quarter of 2020. The 4th quarters of 2021 and 2020 include net gains on equity securities of $20 million and $552 million, respectively. Net income per diluted common share in the 4th quarter of 2021 was $14.94, compared with net loss per diluted common share of $4.02 in the 4th quarter of 2020.
Non-GAAP net income in the 4th quarter of 2021 was $654 million, compared with non-GAAP net loss in the 4th quarter of 2020 of $23 million. Non-GAAP net income per diluted common share in the 4th quarter of 2021 was $15.83, compared with non-GAAP net loss per diluted common share of $0.57 in the 4th quarter of 2020. Non-GAAP net income (loss) for both periods includes adjustments to exclude net gains or losses on equity securities with readily determinable fair values and foreign currency transaction gains or losses on the remeasurement of Euro-denominated debt that was not designated as a hedging instrument. Additionally, non-GAAP net income in the 4th quarter of 2021 includes an adjustment to exclude significant gains on equity securities without readily determinable fair values. Adjusted EBITDA for the 4th quarter of 2021 was $940 million, compared with an adjusted EBITDA loss of $38 million in the 4th quarter of 2020. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
For the full-year 2021, Booking Holdings had gross travel bookings of $76.6 billion, an increase of 116% from the prior year. Booking Holdings' total revenues in 2021 were $11.0 billion, a 61% increase from the prior year. Net income for the full-year 2021 was $1.2 billion, compared with $59 million in the prior year. Net income for the full-year 2021 includes net losses of $569 million on equity securities while the results for the full-year 2020 includes net gains of $1.8 billion on equity securities. Additionally, the Company recorded a loss on early extinguishment of debt of $242 million in 2021 and an impairment charge of $1.1 billion related to OpenTable and KAYAK goodwill in 2020. In June 2021, the Company announced its intention to voluntarily return assistance received through various government aid programs and recorded expenses of $137 million in 2021 to reflect the return of such assistance. During 2020, the Company recognized a benefit of $127 million related to the government aid programs. Net income per diluted common share for the full-year 2021 was $28.17, compared with $1.44 in the prior year.
Non-GAAP net income for the full-year 2021 was $1.9 billion, compared with $194 million in the prior year. Non-GAAP net income per diluted common share for the full-year 2021 was $45.77, compared with $4.71 in the prior year. Along with the non-GAAP adjustments discussed above, non-GAAP net income for the full-year 2021 includes an adjustment to exclude a loss on early extinguishment of debt and non-GAAP net income for the full-year 2020 includes an adjustment to exclude the impact of the goodwill impairment. Adjusted EBITDA for 2021 was $2.9 billion, a 230% increase from the prior year.

"Despite the negative impact on travel from the Omicron wave at the end of the fourth quarter, we delivered revenue and adjusted EBITDA results that were better than our expectations for the quarter." said Glenn Fogel, Chief Executive Officer of Booking Holdings. "I am encouraged by the meaningful improvement in bookings we have seen so far in the first quarter of 2022. I believe we are well positioned as travel demand recovers, however, we do expect there will still be periods where COVID negatively impacts travel trends as we move through the year. As we look ahead to 2022, we remain focused on driving benefits to our traveler customers and to our supply partners alike while executing against our strategic priorities including building towards our Connected Trip vision."

Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•excludes the impact of impairment of goodwill,
•excludes gains and losses on equity securities with readily determinable fair values,
•excludes the impact of significant gains or losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains or losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains or losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes,
•excludes losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt,
•excludes income taxes related to the maturity or redemption of convertible notes held for investment that were reclassified from accumulated other comprehensive income (loss) to income tax expense (benefit),
•excludes the income tax impact related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017,
•excludes the impact of net unrecognized tax benefits related to French and Italian tax matters, and
•the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.

In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior year period monthly average exchange rates rather than the current year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2021 and 2020.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as the adverse impact of the COVID-19 pandemic; adverse changes in market conditions for travel services; the Company's ability to attract and retain qualified personnel; adverse changes in relationships with third parties on which the Company depends; the effects of competition; growth and expansion of the business; rapid technological and other market changes; impacts of impairments and changes in accounting estimates; success of the Company's marketing efforts; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; increased focus on environmental, social, and governance responsibilities; the Company's facilitation of payments; foreign currency exchange rates; success of the Company's investments and acquisition strategy; and financial risks relating to the Company's debt levels and stock price volatility. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$11,127	$10,562
Short-term investments (Available-for-sale debt securities: Amortized cost of $25 and $500, respectively)	25	501
Accounts receivable, net (Allowance for expected credit losses of $101 and $166, respectively)	1,358	529
Prepaid expenses, net (Allowance for expected credit losses of $29 and $22, respectively)	404	337
Other current assets	231	277
Total current assets	13,145	12,206
Property and equipment, net	822	756
Operating lease assets	496	529
Intangible assets, net	2,057	1,812
Goodwill	2,887	1,895
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $225 at December 31, 2020)	3,175	3,759
Other assets, net (Allowance for expected credit losses of $18 and $33, respectively)	1,059	917
Total assets	$23,641	$21,874
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,586	$735
Accrued expenses and other current liabilities	1,765	1,382
Deferred merchant bookings	906	323
Short-term debt	1,989	985
Total current liabilities	6,246	3,425
Deferred income taxes	905	1,127
Operating lease liabilities	351	366
Long-term U.S. transition tax liability	825	923
Other long-term liabilities	199	111
Long-term debt	8,937	11,029
Total liabilities	17,463	16,981
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,584,444 and 63,406,451, respectively	—	—
Treasury stock, 22,518,391 and 22,446,897 shares, respectively	(24,290)	(24,128)
Additional paid-in capital	6,159	5,851
Retained earnings	24,453	23,288
Accumulated other comprehensive loss	(144)	(118)
Total stockholders' equity	6,178	4,893
Total liabilities and stockholders' equity	$23,641	$21,874

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Agency revenues	$1,751	$810	$6,663	$4,314
Merchant revenues	1,040	376	3,696	2,117
Advertising and other revenues	190	52	599	365
Total revenues	2,981	1,238	10,958	6,796
Operating expenses:
Marketing expenses	974	386	3,801	2,179
Sales and other expenses	261	118	881	755
Personnel, including stock-based compensation of $86, $70, $370 and $233, respectively	485	491	2,314	1,944
General and administrative	188	128	620	581
Information technology	123	80	412	299
Depreciation and amortization	98	114	421	458
Restructuring and other exit costs	4	74	13	149
Impairment of goodwill	—	—	—	1,062
Total operating expenses	2,133	1,391	8,462	7,427
Operating income (loss)	848	(153)	2,496	(631)
Interest expense	(75)	(98)	(334)	(356)
Other income (expense), net	43	496	(697)	1,554
Income before income taxes	816	245	1,465	567
Income tax expense	198	410	300	508
Net income (loss)	$618	$(165)	$1,165	$59
Net income (loss) applicable to common stockholders per basic common share	$15.05	$(4.02)	$28.39	$1.45
Weighted-average number of basic common shares outstanding (in 000's)	41,072	40,944	41,042	40,974
Net income (loss) applicable to common stockholders per diluted common share	$14.94	$(4.02)	$28.17	$1.44
Weighted-average number of diluted common shares outstanding (in 000's)	41,371	40,944	41,362	41,160

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$1,165	$59
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	421	458
Provision for expected credit losses and chargebacks	109	319
Deferred income tax (benefit) expense	(445)	213
Net losses (gains) on equity securities	569	(1,813)
Stock-based compensation expense and other stock-based payments	376	255
Operating lease amortization	178	184
Amortization of debt discount and debt issuance costs	54	64
Unrealized foreign currency transaction (gains) losses related to Euro-denominated debt	(135)	200
Impairment of goodwill	—	1,062
Impairment of investment	—	100
Loss on early extinguishment of debt	242	—
Other	17	4
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,002)	891
Prepaid expenses and other current assets	6	161
Deferred merchant bookings and other current liabilities	1,539	(2,266)
Long-term assets and liabilities	(274)	194
Net cash provided by operating activities	2,820	85
INVESTING ACTIVITIES:
Purchase of investments	(17)	(74)
Proceeds from sale and maturity of investments	508	2,997
Additions to property and equipment	(304)	(286)
Acquisitions and other investments, net of cash acquired	(1,185)	—
Net cash (used in) provided by investing activities	(998)	2,637
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	2,015	4,108
Payments for redemption and conversion of debt	(3,068)	(1,244)
Payments for repurchase of common stock	(163)	(1,303)
Other financing activities	(23)	(33)
Net cash (used in) provided by financing activities	(1,239)	1,528
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(13)	—
Net increase in cash and cash equivalents and restricted cash and cash equivalents	570	4,250
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	10,582	6,332
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$11,152	$10,582
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$735	$319
Cash paid during the period for interest	$318	$278

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data)(1)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
	Net income (loss)	$618	$(165)	$1,165	$59

(a)	Depreciation and amortization	98	114	421	458
(b)	Impairment of goodwill	—	—	—	1,062
(a)	Interest and dividend income	(4)	(5)	(16)	(54)
(a)	Interest expense	75	98	334	356
(c)	Net (gains) losses on equity securities	(18)	(553)	577	(1,811)
(d)	Impairment of investment	—	—	—	100
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest	(27)	61	(135)	200
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	257	—
(a)	Income tax expense	198	410	300	508
	Adjusted EBITDA	$940	$(38)	$2,904	$879
	Adjusted EBITDA as a % of Total Revenues	31.5%	(3.1)%	26.5%	12.9%

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) AND NON-GAAP NET INCOME (LOSS) PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
	Net income (loss)	$618	$(165)	$1,165	$59

(b)	Impairment of goodwill	—	—	—	1,062
(c)	Net (gains) losses on equity securities	(18)	(553)	577	(1,811)
(d)	Impairment of investment	—	—	—	100
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest	(27)	61	(135)	200
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	257	—
(g)	Amortization of intangible assets	40	41	162	167
(h)	Debt discount amortization related to convertible debt	6	11	39	49
(i)	Income taxes on convertible notes held for investment	31	—	31	15
(j)	Impact of Tax Act	—	—	—	(8)
(k)	Net unrecognized tax benefits related to French and Italian tax matters	—	—	16	64
(l)	Tax impact of Non-GAAP adjustments	5	582	(219)	297
	Non-GAAP Net income (loss)	$654	$(23)	$1,893	$194
	Weighted-average number of diluted common shares outstanding (in 000's)	41,371	40,944	41,362	41,160
	Non-GAAP Net income (loss) per diluted common share	$15.83	$(0.57)	$45.77	$4.71

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Year Ended December 31,
		2021	2020
	Net cash provided by operating activities	$2,820	$85
(m)	Additions to property and equipment	(304)	(286)
	Free cash flow	$2,516	$(201)
	Free cash flow as a % of Total Revenues	23.0%	(3.0)%

(1) Amounts may not total due to rounding.

Notes:
(a)	Amounts are excluded from Net income (loss) to calculate Adjusted EBITDA.
(b)	Impairment of goodwill related to the OpenTable and KAYAK reporting unit is recorded in Operating expenses and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(c)	Net losses (gains) on equity securities with readily determinable fair values and significant gains on equity securities without readily determinable fair values are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(d)	Impairment of investment in DiDi Global Inc. equity securities is recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(e)	Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes is recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(f)	Loss of $242 million on early extinguishment of debt and losses of $15 million on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income (loss) and Adjusted EBITDA.
(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(h)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(i)	Excludes income taxes related to the maturity or redemption of convertible notes held for investment that were reclassified from Accumulated other comprehensive loss to Income tax expense.
(j)	Benefit for U.S. federal tax credits resulting from the Tax Act and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act is recorded in Income tax expense and excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(k)	Net unrecognized tax benefits related to French and Italian tax matters is recorded in Income tax expense and excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(l)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income (loss) to calculate Non-GAAP Net income (loss).
(m)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Room Nights	191	124	28	127	76	99	157	183	151
Year/Year Growth (Decline)	11.8%	(42.8)%	(86.7)%	(43.1)%	(60.4)%	(20.1)%	457.5%	43.9%	99.9%

Rental Car Days	16	12	2	9	8	10	13	13	11
Year/Year Growth (Decline)	11.9%	(36.4)%	(90.4)%	(55.6)%	(52.2)%	(15.1)%	558.8%	44.0%	35.8%

Airline Tickets	2	2	1	2	2	3	4	4	4
Year/Year Growth (Decline)	11.3%	(8.0)%	(69.7)%	(9.3)%	4.0%	62.1%	626.7%	154.8%	108.0%

Gross Bookings(2)	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Agency	$14,218	$8,320	$1,535	$9,521	$5,098	$8,704	$15,290	$14,872	$11,875
Merchant	6,495	4,073	771	3,861	2,215	3,232	6,665	8,812	7,136
Total	$20,713	$12,393	$2,306	$13,382	$7,313	$11,935	$21,956	$23,684	$19,011

Gross Bookings Year/Year (Decline) Growth
Agency	(6.6)%	(57.7)%	(91.8)%	(47.4)%	(64.1)%	4.6%	895.6%	56.2%	132.9%
Merchant	50.3%	(28.9)%	(88.0)%	(46.1)%	(65.9)%	(20.7)%	764.4%	128.2%	222.2%
Total	5.9%	(51.2)%	(90.8)%	(47.1)%	(64.7)%	(3.7)%	851.7%	77.0%	160.0%
Constant-currency Basis	7%	(50)%	(91)%	(48)%	(65)%	(6)%	802%	75%	164%

	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Total Revenues	$3,339	$2,288	$630	$2,640	$1,238	$1,141	$2,160	$4,676	$2,981
Year/Year Growth (Decline)	3.9%	(19.3)%	(83.7)%	(47.6)%	(62.9)%	(50.2)%	243.2%	77.1%	140.7%
Constant-currency Basis	5%	(17)%	(83)%	(49)%	(63)%	(51)%	229%	76%	146%

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.